SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2016

Desert Hawk Gold Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1290 Holcomb Avenue, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 337-8057

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On April 25, 2016, David Levy resigned as a director of Desert Hawk Gold Corp., a Nevada corporation (the “Company”). Mr. Levy’s resignation was not caused by any disagreement with the Company known to the Company.

On April 25, 2016, the Board of Directors of the Company increased the number of authorized directors from three to five and appointed Howard Crosby, Michael P. Kurtanjek, and John May as a directors of the Company to fill the vacancy left by Mr. Levy’s resignation as a director and the increase of the number of authorized directors. There are no arrangements or understandings between Messrs. Crosby, Kurtanjek, and May and any other persons pursuant to which Messrs. Crosby, Kurtanjek, and May were selected as directors. At this time, Messrs. Crosby, Kurtanjek, and May have not been appointed to any committees and there are currently no plans for their appointment to any committees.

CEO Appointment

On April 25, 2016, the Board of Directors of the Company appointed Howard Crosby, age 62, as Chief Executive Officer and Principal Executive Officer of the Company. There are no arrangements or understandings between Mr. Crosby and any other persons pursuant to which Mr. Crosby was selected as Chief Executive Officer and Principal Executive Officer. There are no family relationship between Mr. Crosby and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory consulting firm. From 1994 to June of 2006 he served as president and director of Cadence Resources Corporation, a publicly traded oil and gas company. He served as an officer and director of Independence Resources PLC from March of 2010 until October of 2013. He served as a director of White Mountain Titanium Corporation from 2004 until March of 2016. Both Independence Resources and White Mountain Titanium are reporting companies with the SEC. He currently serves as President and Director of Shoshone Silver/Gold Mines, Inc., a reporting company. Mr. Crosby is also a director or advisor to a number of privately held companies. He received a bachelor’s degree from the University of Idaho in 1975. Mr. Crosby has extensive experience in corporate finance and strategic planning and provides valuable insight on business strategy development and strategic partnership to our Board of Directors.

Chairman Appointment

In conjunction with Mr. Crosby’s appointment as a director of the Company, Mr. Crosby was appointed as the Chairman of the Board of Directors.

COO Appointment

On April 25, 2016, Rick Havenstrite, the Company’s current President and director, was appointed as the Company’s Chief Operating Officer. Mr. Havenstrite will no longer serve as the Company’s Principal Executive Officer but will remain as the Company’s President.

CFO Appointment

On April 25, 2016, the Board of Directors of the Company appointed John Ryan, age 54, as Chief Financial Officer and Principal Financial and Accounting Officer of the Company. There are no arrangements or understandings between Mr. Ryan and any other persons pursuant to which Mr. Ryan was selected as Chief Financial Officer and Principal Financial and Accounting Officer. There are no family relationship between Mr. Ryan and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Mr. Ryan has been the President of Quest Consulting, a closely held consulting company for the last five years. He has extensive experience in the natural resources sector having served as an officer and/or director of companies such as High Plains Uranium, U.S. Silver Corporation, and Western Goldfields, Inc. Mr. Ryan is currently an officer and director of Shoshone Silver/Gold Mining Company as well as Independence Resources Plc. Mr. Ryan has extensive executive experience, and provides our Board of Directors with valuable insights regarding mining operations as well as public company expertise.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2016, a shareholder owning all of the Series A-2 Convertible Preferred Shares of the Company, pursuant to the Certificate of Designations, Preferences, and Rights of the Series A-1 and A-2 Convertible Preferred Stock, provided a consent to the expansion of the number of directors from three to five and a waiver of its right to appoint two members of the Board of Directors of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date: April 29, 2016	By:	/s/ Howard Crosby
Howard Crosby, Chief Executive Officer

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